UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2021

Commission file number: 000-03134
PARK-OHIO HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Ohio			34-1867219
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

6065 Parkland Boulevard,	Cleveland,	Ohio	44124
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	PKOH	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Park-Ohio Holdings Corp. (the “Company”) held its Annual Meeting of Shareholders on May 27, 2021. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.

Proposal 1. The shareholders elected Matthew V. Crawford, Ronna Romney and James W. Wert as directors of the Company to serve until the 2024 Annual Meeting of the Shareholders. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Matthew V. Crawford	10,502,166	517,908	574,526
Ronna Romney	8,319,075	2,700,999	574,526
James W. Wert	9,303,547	1,716,527	574,526

Proposal 2. The shareholders approved the Park-Ohio Holding Corp. 2021 Equity and Incentive Compensation Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
8,538,209	2,045,766	436,099	574,526

Proposal 3. The shareholders approved the ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for 2021. The voting results were as follows:

For	Against	Abstain
11,469,653	124,040	907

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	May 27, 2021	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and Chief Legal Officer

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